Exhibit 3.102
AMENDED AND RESTATED
OPERATING AGREEMENT
OF
HERITAGE MONTEREY ASSOCIATES, L.L.C.
          This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of HERITAGE MONTEREY ASSOCIATES, L.L.C., an Illinois limited liability company (the “Company”), dated and effective as of December 1, 2006, is entered into by AVIV FINANCING I, L.L.C., a Delaware limited liability company, as the sole member (the “Member”) of the Company.
          The Member, by execution of this Agreement, hereby agrees as follows:
          1. Name. The name of the limited liability company formed hereby is as set forth in the first sentence of this Agreement.
          2. Certificates. The Member is hereby authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof) (a) to be filed in the office of the Secretary of State of the State of Illinois, or (b) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
          3. Purpose. The sole purpose of the Company shall be to rehabilitate, own, hold, operate, refinance, manage, sell and lease, the Project known as Heritage Manor Health Care, FHA # 122-22038, Monterey Park, California (the “Project”), and to engage in any and every other kind or type of activities related or incidental thereto. Furthermore, the Company has the authority to enter into the transaction with HUD and the lender and to comply with the requirements of the HUD insurance program. The Company shall be a single asset mortgagor, as required by HUD.
          4. Period of Duration. The period of duration of the Company (“Period of Duration”) shall be through December 31, 2060, commencing on the date of the filing of the Articles of Organization with the Secretary of State of the State of Illinois, unless the Company is terminated or dissolved sooner, in accordance with the provisions of this Agreement.
          5. Powers. In furtherance of the purposes of the Company, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:
          (a) Acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
          (b) Act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

          (c) Take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;
          (d) Operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
          (e) Borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;
          (f) Invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;
          (g) Prepay, in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;
          (h) Enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;
          (i) Employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;
          (j) Enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and
          (k) Do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Illinois Limited Liability Company Act (805 ILCS 180/1-1, et seq.), as amended from time to time (the “Act”).
          6. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.
          7. Registered Office. The address of the registered office of the Company in the State of Illinois is c/o Aviv Financing I, L.L.C., 2 North La Salle Street, Suite 725, Chicago, Illinois 60602.
          8. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Illinois is Aviv Financing I, L.L.C., 2 North La Salle Street, Suite 725, Chicago, Illinois 60602.

          9. Member. The name and the mailing address of the Member are as follows:

Name	Address

Aviv Financing I, L.L.C.	2 North La Salle Street, Suite 725 Chicago, Illinois 60602
          10. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.
          11. Capital Contributions. The Member has contributed $10.00, in cash, and no other property, to the Company.
          12. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time make additional capital contributions to the Company in cash or other property.
          13. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated solely to the Member.
          14. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate any provision of the Act or other applicable law.
          15. Management. In accordance with Section 15-1 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Illinois. The Member has the authority to bind the Company.
          16. Officers. The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Illinois Business Corporation Act, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 16 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

          17. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
          18. Exculpation and Indemnification. No Member or Officer shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that a Member or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s or Officer’s willful misconduct. To the full extent permitted by applicable law, a Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that no Member or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.
          19. Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.
          20. Resignation. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 20, an additional member shall be admitted to the Company, subject to Section 21 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
          21. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.
          22. Dissolution.
          (a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) at any time there are no members of the Company unless the Company is continued in accordance with the Act.

          (b) The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
          (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 35-10 of the Act.
          23. HUD Matters.
          (a) If any of the provisions of this Agreement or the Articles of Organization (the “Organizational Documents”) conflicts with the terms of the note, mortgage, deed of trust, security agreement, or the HUD Regulatory Agreement (“HUD Loan Documents”), the provisions of the HUD Loan Documents shall control.
          (b) No provision required by HUD to be inserted into this Agreement may be amended without prior HUD approval, so long as HUD is the insurer or holder of the note
          (c) So long as the Secretary of The Department of Housing and Urban Development (“Secretary”) or the Secretary’s successors or assigns is the insurer or holder of the note secured by the deed of trust on the Project, no amendment to the Articles of Organization or this Agreement that results in any of the following will have any force or effect without the prior written consent of the Secretary:
     i. Any amendment that modifies the term of the Company;
     ii. Any amendment that activates the requirement that a HUD previous participation certification be obtained from any additional member;
     iii. Any amendment that in any way affects the note, deed of trust or security agreement on the Project or the Regulatory Agreement between HUD and the Company (the “Regulatory Agreement”);
     iv. Any amendment that would authorize any member other than the Member to bind the Company for all matters concerning the project which require HUD’s consent or approval;
     v. A change in the Member of the Company; or
     vi. Any change in a guarantor of any obligation to the Secretary.
          (d) The Company is authorized to assume a note, deed of trust and security agreement in order to secure a loan to be insured by the Secretary and to assume the Regulatory Agreement and other documents required by the Secretary in connection with the HUD-insured loan.

          (e) Any incoming member must as a condition of receiving an interest in the Company agree to be bound by the note, deed of trust, security agreement, the Regulatory Agreement and any other documents required in connection with the HUD-insured loan to the same extent and on the same terms as the other members.
          (f) Notwithstanding any other provision of the Organizational Documents, upon any dissolution, no title or right to possession and control of the Project, and no right to collect rents from the Project, shall pass to any person who is not bound by the Regulatory Agreement in a manner satisfactory to the Secretary.
          (g) The members, and any assignee of a member, agree to be liable in their individual capacities to HUD with respect to the following matters:
     i. For funds or property of the Project coming into their possession, which by the provisions of the Regulatory Agreement, they are not entitled to retain;
     ii. For their own acts and deeds, or acts and deeds of other which they have authorized, in violation of the provisions of the Regulatory Agreement;
     iii. For the acts and deeds of affiliates, as defined in the Regulatory Agreement, which they have authorized in violation of the provisions of the Regulatory Agreement; and
     iv. As otherwise provided by law.
          (h) So long as the Secretary or the Secretary’s successors or assigns is the insurer or holder of the note on the Project, the Company may not voluntarily be dissolved without the prior written approval of the Secretary, and distributions are restricted to surplus cash, as that term is defined in the HUD Regulatory Agreement.
          (i) The Company has designated the following person as the official representative for all matters concerning the Project which require HUD consent or approval: Zev Karkomi, Manager of Aviv Healthcare, L.L.C., the General Partner of Aviv Healthcare Properties Limited Partnership, the general partner of Aviv Healthcare Properties Operating Partnership I, L.P., the sole member of Aviv Financing I, L.L.C., a Delaware limited liability company, which is the sole Member of the mortgagor entity, will bind the Company in all such matters and such person is authorized to execute all documentation on behalf of the Company in connection with the HUD Insured Loan. The Company may from time to time appoint a new representative for all matters concerning the Project which require HUD consent or approval, but within three business days of doing so, the Company will provide HUD with written notice of the name, address, and telephone number of such new representative. When a member and/or person other than the member and/or person identified above has full or partial authority for management of the Project, the Company will promptly notify HUD with the name of that member and/or person and the nature of that member’s and/or person’s management authority.
          24. Severability of Provisions. Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.
          24. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.
          25. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Illinois (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
          26. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.
          27. Sole Benefit of Member. Except as expressly provided in Section 18, the provisions of this Agreement (including Section 12) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

AVIV FINANCING I, L.L.C.
By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES
LIMITED PARTNERSHIP
Its:	General partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General partner

By:	/s/ Zev Karkomi
	Name:	Zev Karkomi
	Its:	Manager

By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
	Its:	Manager